EXHIBIT 23.1

Our ref.: EC/KT/C658/ABA4/

April 14, 2008

The Board of Directors
Chinawe.com Inc.
Room 1304-05
Dongbao Tower
767 Dongfeng Road East
Guangzhou
China 510600

Dear Sirs:

Chinawe.com
Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71730) of Chinawe.com Inc. of our report dated April 14, 2008 which appears on page F-2 of this annual report on Form 10-KSB for the year ended December 31, 2007.

/s/ Mazars CPA Limited

Certified Public Accountants

Hong Kong
April 14, 2008